Exhibit 99.1

395 de Maisonneuve Blvd. West

Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2009 FINANCIAL RESULTS

Lower input costs and continued cost control benefit margins

(All financial information is in U.S. dollars, and all earnings (loss) per share results are diluted, unless otherwise noted.)

•	Net earnings of $1.12 per share and loss before items[1] of $0.76 per share
•	Higher shipments and lower inventories in paper and pulp businesses compared to 1Q’09
•	Lack-of-order downtime and machine slowdowns totaling 99 thousand tons of paper and 143 thousand metric tons of pulp
•	Free cash flow[1] of $288 million, including $137 million received for alternative fuel tax credits

Montreal, August 4, 2009 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $48 million ($1.12 per share) for the second quarter of 2009 compared to a net loss of $45 million ($1.05 per share) for the first quarter of 2009 and net earnings of $24 million ($0.56 per share) for the second quarter of 2008. Sales for the second quarter of 2009 amounted to $1.3 billion. Excluding items1 listed below, the Company lost $33 million ($0.76 per share1) for the second quarter of 2009 compared to a loss of $38 million ($0.88 per share1) for the first quarter of 2009 and earnings of $32 million ($0.74 per share1) for the second quarter of 2008.

Second quarter 2009:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $131 million ($79 million after tax);

•	Gain on debt repurchase of $9 million ($6 million after tax); and

•	Closure and restructuring costs of $6 million ($4 million after tax).

First quarter 2009:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $46 million ($28 million after tax);

•	Charge of $35 million ($21 million after tax) related to the write-down of property, plant and equipment at the Plymouth, North Carolina, mill; and

•	Closure and restructuring costs of $24 million ($14 million after tax).

Second quarter 2008:

•	Closure and restructuring costs of $11 million ($7 million after tax);

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/13

•	Costs of $9 million ($5 million after tax) related to synergies and integration; and

•	Gain of $6 million ($4 million after tax) related to the sale of trademarks.

“From the first quarter, shipments edged higher in paper, pulp and wood businesses with demand for our paper products stabilizing and costs for materials declining. Efforts to reduce working capital are paying off; margin improvements and cash flow remain priorities,” said John D. Williams, President and Chief Executive Officer. “Our pulp business had a significant impact on our Papers segment profitability in the past quarters, obscuring a good operating performance in our paper business. Improved business environment in pulp, lean inventories, initiatives on the procurement side and continued cost control are key drivers for margin expansion in the near term,” added Mr. Williams.

SEGMENT REVIEW

Papers

Operating income before items1 was $23 million in the second quarter of 2009 compared to operating income before items 1 of $5 million in the first quarter of 2009. Depreciation and amortization totaled $98 million in the second quarter of 2009. When compared to the first quarter of 2009, paper shipments increased 2% while pulp shipments increased 25%. The shipments-to-production ratio for papers was 102% in the second quarter of 2009, compared to 105% in the first quarter of 2009. Paper and pulp inventories were lowered by 18,000 tons and 151,000 metric tons, respectively, at the end of June when compared to end of March levels.

The increase in operating income before items1 in the second quarter of 2009 was the result of lower materials and freight costs, and higher paper shipments. These factors were partially offset by lower average selling prices for paper and pulp and the impact of an unfavorable exchange rate including hedging.

(In millions of dollars)	2Q 2009	1Q 2009
Sales	$1,127	$1,106
Operating income (loss)	$150	$(6)
Operating income before items[1]	$23	$5
Depreciation and amortization	$98	$94

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/13

Paper Merchants

Operating income before items1 was $2 million in the second quarter of 2009, unchanged from the first quarter of 2009. Depreciation and amortization was $1 million in the second quarter of 2009. Deliveries decreased 7% when compared to the first quarter of 2009. Lower costs were offset by a decrease in deliveries.

(In millions of dollars)	2Q 2009	1Q 2009
Sales	$205	$217
Operating income	$1	$2
Operating income before items[1]	$2	$2
Depreciation and amortization	$1	$1

Wood

Operating loss before items1 was $11 million in the second quarter of 2009, compared to operating loss before items1 of $16 million in the first quarter of 2009. Depreciation and amortization totaled $5 million in the second quarter of 2009. When compared to the first quarter of 2009, lumber shipments increased 8%.

The decrease in operating loss before items1 in the second quarter of 2009 was primarily the result of a bad debt expense incurred in the first quarter of 2009, a gain on the dissolution of a subsidiary in the second quarter of 2009 and lower costs. These were partially offset by an export tax refund received in the first quarter of 2009 for prior periods and the impact of an unfavorable exchange rate including hedging.

(In millions of dollars)	2Q 2009	1Q 2009
Sales	$46	$43
Operating loss	$(12)	$(18)
Operating loss before items[1]	$(11)	$(16)
Depreciation and amortization	$5	$4

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/13

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $306 million and free cash flow1 amounted to $288 million in the second quarter of 2009. Changes in assets and liabilities were a source of $89 million in the quarter. Domtar’s net debt-to-total capitalization ratio1 stood at 45% at June 30, 2009 compared to 50% at December 31, 2008. Amounts drawn on the receivables securitization program were reduced by $75 million, when compared to end of March levels, to $20 million.

OUTLOOK

Domtar is prudently optimistic about an economic recovery with market conditions in its paper business beginning to stabilize. While demand is still weak overall, the Company expects paper volumes to stay flat to positive by year-end. The pulp business continues to rebound with demand expected to remain strong and pulp prices improving. Input costs are also expected to remain relatively flat to lower over the next quarters.

Domtar will continue to closely monitor its inventory levels and balance production with demand. The Company’s near term focus continues to be on improving customer relationships, controlling costs and maintaining a strong cash flow.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2009 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

4/13

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 10,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

5/13

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30 2009	June 29 2008	June 30 2009	June 29 2008
	(Unaudited)
Selected Segment Information
Sales
Papers	$1,127	$1,407	$2,233	$2,836
Paper Merchants	205	243	422	505
Wood	46	70	89	133

Total for reportable segments	1,378	1,720	2,744	3,474
Intersegment sales—Papers	(55)	(73)	(115)	(156)
Intersegment sales—Wood	(4)	(8)	(8)	(14)

Consolidated sales	1,319	1,639	2,621	3,304

Depreciation and amortization
Papers	98	110	192	220
Paper Merchants	1	1	2	1
Wood	5	7	9	13

Total for reportable segments	104	118	203	234
Write-down of property, plant and equipment—Papers	—	—	35	—

Consolidated depreciation and amortization and write-down of property, plant and equipment	104	118	238	234

Operating income (loss)
Papers	150	92	144	206
Paper Merchants	1	2	3	5
Wood	(12)	(12)	(30)	(34)

Total for reportable segments	139	82	117	177
Corporate	—	(2)	—	(3)

Consolidated operating income	139	80	117	174
Interest expense	23	37	54	76

Earnings before income taxes	116	43	63	98
Income tax expense	68	19	60	38

Net earnings	48	24	3	60

Per common share (in dollars)
Net earnings
Basic	1.12	0.56	0.07	1.40
Diluted	1.12	0.56	0.07	1.40
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.0	43.0	43.0	43.0

Cash flows provided from operating activities	306	113	363	140
Additions to property, plant and equipment	18	36	42	65

6/13

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30 2009	June 29 2008	June 30 2009	June 29 2008
	(Unaudited)
Sales	$1,319	$1,639	$2,621	$3,304
Operating expenses
Cost of sales, excluding depreciation and amortization	1,116	1,336	2,239	2,678
Depreciation and amortization	104	118	203	234
Selling, general and administrative	86	103	169	211
Write-down of property, plant and equipment	—	—	35	—
Closure and restructuring costs	6	11	30	12
Other operating income	(132)	(9)	(172)	(5)

	1,180	1,559	2,504	3,130

Operating income	139	80	117	174
Interest expense	23	37	54	76

Earnings before income taxes	116	43	63	98
Income tax expense	68	19	60	38

Net earnings	48	24	3	60

Per common share (in dollars)
Net earnings
Basic	1.12	0.56	0.07	1.40
Diluted	1.12	0.56	0.07	1.40
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.0	43.0	43.0	43.0

7/13

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30 2009	December 31 2008
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$381	$16
Receivables, less allowances of $8 and $11	591	477
Inventories	805	963
Prepaid expenses	31	27
Income and other taxes receivable	45	56
Deferred income taxes	118	116

Total current assets	1,971	1,655
Property, plant and equipment, at cost	9,143	8,963
Accumulated depreciation	(4,981)	(4,662)

Net property, plant and equipment	4,162	4,301
Intangible assets, net of amortization	80	81
Other assets	73	67

Total assets	6,286	6,104

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	24	43
Trade and other payables	591	646
Income and other taxes payable	42	36
Long-term debt due within one year	13	18

Total current liabilities	670	743
Long-term debt	2,162	2,110
Deferred income taxes and other	881	824
Other liabilities and deferred credits	309	284
Shareholders’ equity
Common stock	—	5
Exchangeable shares	116	138
Additional paid-in capital	2,775	2,743
Accumulated deficit	(523)	(526)
Accumulated other comprehensive loss	(104)	(217)

Total shareholders’ equity	2,264	2,143

Total liabilities and shareholders’ equity	6,286	6,104

8/13

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Six months ended	Six months ended
	June 30 2009	June 29 2008
	(Unaudited)
Operating activities
Net earnings	$3	$60
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	203	234
Deferred income taxes	59	13
Write-down of property, plant and equipment	35	—
Gain on repurchase of long-term debt	(15)	—
Net gains on disposals of property, plant and equipment	—	(1)
Stock-based compensation expense	5	9
Gain on sale of trademarks	—	(6)
Other	8	4
Changes in assets and liabilities
Receivables	(117)	(58)
Inventories	171	—
Prepaid expenses	(1)	(22)
Trade and other payables	(24)	(31)
Income and other taxes	18	1
Difference between employer pension and other post-retirement expense and contributions	15	(47)
Other assets and other liabilities	3	(16)

Cash flows provided from operating activities	363	140

Investing activities
Additions to property, plant and equipment	(42)	(65)
Proceeds from disposals of property, plant and equipment	1	22
Proceeds from sale of trademarks	—	6

Cash flows used for investing activities	(41)	(37)

Financing activities
Net change in bank indebtedness	(19)	(26)
Change of revolving bank credit facility	90	(50)
Issuance of long-term debt	385	—
Repayment of long-term debt	(409)	(37)
Debt issue and tender offer costs	(13)	—

Cash flows provided from (used for) financing activities	34	(113)

Net increase (decrease) in cash and cash equivalents	356	(10)
Translation adjustments related to cash and cash equivalents	9	—
Cash and cash equivalents at beginning of period	16	71

Cash and cash equivalents at end of period	381	61

Supplemental cash flow information
Net cash payments for:
Interest	64	55
Income taxes	2	46

9/13

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (Loss) Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow,” “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (Loss) Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the Net earnings (loss) reported under U.S. GAAP. Management uses these measures, as well as EBITDA and Free Cash Flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow from operating activities are the most directly comparable GAAP measures.

		2009					2008
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (Loss) Before Items” to Net earnings (loss)
Net earnings (loss)	($)	(45)	48			3	36	24	43	(676)	(573)
(-) Alternative fuel tax credits	($)	(28)	(79)			(107)
(-) Gain on debt repurchase	($)		(6)			(6)				(8)	(8)
(+) Closure and restructuring costs	($)	14	4			18	1	7	2	18	28
(+) Write-down of PP&E / Impairment of PP&E and intangible assets	($)	21				21				270	270
(+) Impairment of goodwill	($)									321	321
(+) Valuation allowance on Canadian deferred income tax assets	($)									52	52
(+) Costs related to synergies, integration and optimization	($)						5	5	6	3	19
(-) Reversal of a provision for unfavorable contract	($)						(17)				(17)
(-) Gain related to the sale of trademarks	($)							(4)			(4)
(=) Earnings (Loss) Before Items	($)	(38)	(33)			(71)	25	32	51	(20)	88
(/) Weighted avg. number of common shares outstanding (diluted)	(millions)	43.0	43.0			43.0	43.0	43.0	43.0	43.0	43.0
(=) Earnings (Loss) Before Items per diluted share	($)	(0.88)	(0.76)			(1.64)	0.58	0.74	1.19	(0.46)	2.05

Reconciliation of “EBITDA” and “EBITDA Before Items” to Net earnings (loss)
Net earnings (loss)	($)	(45)	48			3	36	24	43	(676)	(573)
(+) Income tax expense (benefit)	($)	(8)	68			60	19	19	30	(65)	3
(+) Interest expense	($)	31	23			54	39	37	35	22	133
(=) Operating income (loss)	($)	(22)	139			117	94	80	108	(719)	(437)
(+) Depreciation and amortization	($)	99	104			203	116	118	119	110	463
(+) Write-down of PP&E / Impairment of goodwill, PP&E and intangible assets	($)	35				35				708	708
(=) EBITDA	($)	112	243			355	210	198	227	99	734
(-) Alternative fuel tax credits	($)	(46)	(131)			(177)
(+) Closure and restructuring costs	($)	24	6			30	1	11	3	28	43
(-) Reversal of a provision for unfavorable contract	($)						(23)				(23)
(+) Costs related to synergies, integration and optimization	($)						8	9	10	5	32
(-) Gain related to the sale of trademarks	($)							(6)			(6)
(=) EBITDA Before Items	($)	90	118			208	196	212	240	132	780

Reconciliation of “Free Cash Flow” to Cash flow from operating activities
Cash flow provided from operating activities	($)	57	306			363	27	113	131	(74)	197
(-) Additions to property, plant and equipment	($)	(24)	(18)			(42)	(29)	(36)	(49)	(49)	(163)
(=) Free Cash Flow	($)	33	288			321	(2)	77	82	(123)	34

“Net Debt-to-Total Capitalization” Computation
Bank indebtedness	($)	52	24				86	38	36	43
(+) Current portion of long-term debt	($)	18	13				17	19	19	18
(+) Long-term debt	($)	2,195	2,162				2,155	2,122	2,118	2,110
(-) Cash and cash equivalents	($)	(145)	(381)				(57)	(61)	(127)	(16)
(=) Net Debt	($)	2,120	1,818				2,201	2,118	2,046	2,155
(+) Shareholders’ equity	($)	2,073	2,264				3,172	3,217	3,194	2,143
(=) Total capitalization	($)	4,193	4,082				5,373	5,335	5,240	4,298
Net debt	($)	2,120	1,818				2,201	2,118	2,046	2,155
(/) Total capitalization	($)	4,193	4,082				5,373	5,335	5,240	4,298
(=) Net Debt-to-Total Capitalization	(%)	51%	45%				41%	40%	39%	50%

“Earnings (Loss) Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/13

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($	)	(6)	150			144	2	1			3	(18)	(12)			(30)
(-) Alternative fuel tax credits	($	)	(46)	(131)			(177)
(+) Closure and restructuring costs	($	)	22	4			26		1			1	2	1			3
(+) Write-down of property, plant and equipment	($	)	35				35
(=) Operating Income Before Items	($	)	5	23			28	2	2			4	(16)	(11)			(27)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	5	23			28	2	2			4	(16)	(11)			(27)
(+) Depreciation and amortization	($	)	94	98			192	1	1			2	4	5			9
(=) EBITDA Before Items	($	)	99	121			220	3	3			6	(12)	(6)			(18)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

11/13

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2008

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metric presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

Papers Paper Merchants Wood Corporate

			Papers					Paper Merchants					Wood					Corporate
			Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($	)	114	92	118	(693)	(369)	3	2	1	2	8	(22)	(12)	(11)	(28)	(73)	(1)	(2)			(3)
(+) Impairment and write-down of goodwill, PP&E and intangible assets	($	)				694	694									14	14
(+) Closure and restructuring costs	($	)	1	11	3	23	38									5	5
(+) Costs related to synergies, integration and optimization	($	)	8	9	10	5	32
(-) Reversal of a provision for unfavorable contract	($	)	(23)				(23)
(-) Gain related to the sale of trademarks	($	)		(6)			(6)
(=) Operating Income Before Items	($	)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)
(+) Depreciation and amortization	($	)	110	110	111	104	435		1	1	1	3	6	7	7	5	25
(=) EBITDA Before Items	($	)	210	216	242	133	801	3	3	2	3	11	(16)	(5)	(4)	(4)	(29)	(1)	(2)			(3)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different companies on their financial statements thereby leading to different measures for different companies.

12/13

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2009					2008
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,106	1,127			2,233	1,429	1,407	1,364	1,240	5,440
Intersegment sales—Papers	($)	(60)	(55)			(115)	(83)	(73)	(64)	(56)	(276)
Operating income (loss)	($)	(6)	150			144	114	92	118	(693)	(369)
Depreciation & amortization	($)	94	98			192	110	110	111	104	435
Impairment and write-down of goodwill and PP&E	($)	35				35				694	694
Papers
Papers Production	(‘000 ST)	869	912			1,781	1,173	1,146	1,115	951	4,385
Papers Shipments	(‘000 ST)	913	929			1,842	1,205	1,137	1,079	985	4,406
Uncoated freesheet	(‘000 ST)	887	901			1,788	1,149	1,096	1,044	952	4,241
Coated groundwood	(‘000 ST)	26	28			54	56	41	35	33	165
Pulp
Pulp Shipments(a)	(‘000 ADMT)	314	393			707	347	347	325	353	1,372
Hardwood Kraft Pulp	(%)	33%	33%			33%	44%	43%	41%	37%	41%
Softwood Kraft Pulp	(%)	54%	54%			54%	47%	46%	47%	50%	48%
Fluff Pulp	(%)	13%	13%			13%	9%	11%	12%	13%	11%
Paper Merchants Segment
Sales	($)	217	205			422	262	243	257	228	990
Operating income	($)	2	1			3	3	2	1	2	8
Depreciation & amortization	($)	1	1			2		1	1	1	3
Wood Segment
Sales	($)	43	46			89	63	70	76	59	268
Intersegment sales—Wood	($)	(4)	(4)			(8)	(6)	(8)	(8)	(6)	(28)
Operating loss	($)	(18)	(12)			(30)	(22)	(12)	(11)	(28)	(73)
Depreciation & amortization	($)	4	5			9	6	7	7	5	25
Impairment of goodwill, PP&E and intangible assets	($)									14	14
Lumber Production	(Millions FBM)	121	131			252	168	155	163	181	667
Lumber Shipments	(Millions FBM)	125	135			260	160	181	178	158	677
Average Exchange Rates	CAN	1.245	1.167			1.206	1.004	1.010	1.042	1.212	1.067
	US	0.803	0.857			0.829	0.996	0.990	0.960	0.825	0.937

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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